EXHIBIT 21
                     SUBSIDIARIES OF TRIANGLE BANCORP, INC.

1.                Triangle Bank
                  (owned 100% by Triangle Bancorp, Inc.)

       A.         Triangle Investment Services, Inc.
                  (owned 100% by Triangle Bank)

       B.         TriCorp, Inc.
                  (owned 100% by Triangle Bank)

       C.         TriReal, Inc.
                  (owned 100% by Triangle Bank)

       D.         First Service Corporation of NC
                  (owned 100% by Triangle Bank)

2.                Bank of Mecklenburg
                  (owned 100% by Triangle Bancorp, Inc.)

       A.         BomCorp., Inc.
                  (owned 100% by Bank of Mecklenburg)

3.                Coastal Leasing LLC (owned 100% by Triangle Bancorp, Inc.)

       A.         East Coast Financial, Inc.
                  (owned 100% by Coastal Leasing LLC)

       B.         Coastal Funding Services, Inc.
                  (owned 100% by East Coast Financial, Inc.)

4.                Triangle Capital Trust
                  (owed 100% by Triangle Bancorp, Inc.)